Exhibit 10.11

Labor Contract

Company：

Department:

Name:

Labor Contract

Party A (Employer):

Legal representative:

Address:

Party B (Laborer)

Name:	Gender:

ID Card No.:

Contact address:

Family address:

Personal frequently used e-mail:

Emergency contact:

Emergency contact information:

Pursuant to the Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and relevant laws, regulations and rules, Party A and Party B, on the basis of equality and free will, agree to enter into, and abide by, this Contract.

Article 1      Term of the Labor Contract

1. Party A and Party B opt for the form as specified in Subparagraph 1.1 below to determine the term of this Labor Contract.

1.1 A fixed-term labor contract, under which the contract term commences from                                (MM/DD/YYYY) and ends on                       (MM/DD/YYYY).

1.2 An open-ended labor contract, under which the contract term commences from                           (MM/DD/YYYY) and ends at the time when the conditions for statutory termination of the contract arise.

1.3 A labor contract with a term subject to the completion of certain tasks, under which the contract term commences from                          (MM/DD/YYYY) and ends on the date when Party B completes the tasks assigned by Party A.

2. This Contract stipulates a probationary period which is             months from                                  (MM/DD/YYYY) to                            (MM/DD/YYYY).

Article 2      Work Content and Work Location

1. The work content of Party B includes:

Job position and work content can be found in the offer letter/job description/job qualifications and content;

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Other work arranged by Party A.

Party B undertakes to complete the work on time, with quality and quantity as per the work content and requirements given by Party A.

2. Party B’s work location ..

3. Party A shall have the right to reasonably adjust Party B’s job position, work content and work location in accordance with national laws and regulations, and in line with production and operation needs, laborers’ physical condition, work ability and work performance, and make corresponding adjustments to salaries and benefits in accordance with relevant rules and regulations of Party A. Party B agrees to and obeys Party A’s work arrangements. Where Party B refuses to accept such work arrangements, it will be deemed as a serious breach and violation of the content of this Contract agreed by both parties and the rules and regulations of Party A. In this case, Party A may terminate this Labor Contract.

Article 3      Labor Protection, Working Conditions and Occupational Hazard Protection

1. Both Party A and Party B must strictly abide by the relevant national regulations on production safety, labor protection, and occupational hazard protection.

2. Party A shall provide Party B with labor safety and sanitation conditions and necessary labor protection articles in compliance with national regulations, and provide Party B with production safety and hygiene knowledge education, safe operation training and other business technical trainings in accordance with relevant national regulations. Party B shall participate in such trainings, and strictly abide by various safety operating procedures, production safety and sanitation management systems, and various rules and regulations formulated by Party A under laws.

3. Party A shall be obliged to inform Party B of the positions that may cause occupational disease hazards, and do a good job in the prevention of occupational disease hazards in the labor process, and Party B shall actively cooperate therewith.

Article 4      Working Hours and Days Off, Leaves and Vacations

1. The dominant working hour system implemented by Party A for the time being is the standard working hour system.

2. Party A may implement the variable working hour system or the comprehensive working hour system after reporting to, and approved by, the competent labor authority.

For employees who are subject to the variable working hour system and the comprehensive working hour system, the work, days off, leaves and vacations shall be scientifically arranged under the premise of ensuring that Party B may complete the work tasks on time with quality and quantity.

3. Party B shall be entitled to statutory holidays regulated by the State and to the leaves and vacations determined by the Company in accordance with its internal systems and relevant national regulations.

4. Party B agrees to accept the overtime arrangement made by Party A in line with the needs of production and operation. Unless arranged by Party A, if Party B considers that it is necessary to work overtime for the purpose of completing work tasks, he or she shall go through the overtime application and approval procedures in accordance with Party A’s relevant regulations. Otherwise, Party B’s work will not be regarded as overtime work, and Party B shall has no right to demand corresponding compensatory leave or overtime wages. For employees subject to standard working hour system and comprehensive working hour system, who are approved by Party A to work overtime under laws, Party A shall arrange the same time compensatory leave for such employees or pay overtime wages to such employees in accordance with Chinese laws.

Where Party B believes that Party A is illegally forcing overtime, he or she shall have the right to raise written objections thereto in advance.

Where Party B has accepted, and actually implemented, Party A’s overtime arrangement, it shall be deemed that Party B has accepted the overtime arrangement of his or her own accord.

The accounting base of Party B’s overtime wages shall be determined based on the basic wage in Party B’s wage structure (and not lower than the local minimum wage standard).

Article 5      Labor Remuneration and Calculation Standards

1. The salary of Party B shall be listed in the Offer Letter signed by Party B on the premise that it is not lower than the local minimum wage standard.

2. Party B’s salary and benefits may be adjusted in line with Party B’s work performance or changes in positions and duties during his or her work for Party A, which are subject to the Salary Adjustment Notice or other documents.

3. Party A shall have the right to determine the distribution scope, standard, amount and time of the bonuses to Party A’s employees in line with the production and operation conditions, and implement accordingly. Party B agrees that Party A shall have the right to determine the distribution scope, standard and time of employee performance wages and year-end benefit bonuses in accordance with Party A’s salary management and performance management system, and in line with the production and operation conditions, and implement accordingly.

4. Under the premise of not violating relevant laws and regulations, Party A shall have the right to adjust the bonus and benefits standards of all employees including Party B in line with the production and operation conditions.

5. The monthly income of Party B under the piecework wage system is not lower than the minimum wage standard in the actual place of work, and fluctuates with the output, and the floating wages already include overtime wages.

6. Party B agrees that Party A or the third party designated by Party A shall pay the wages of the current month before the 25th day of the next month, and Party A or the third party designated by Party A shall not delay in the payment thereof without cause.

7. The salary structure of all employees, including Party B, shall be implemented in accordance with the salary system formulated by Party A. All such salaries are pre-tax ones. Party B’s personal income tax shall be paid in full and in a timely manner in accordance with relevant national laws and regulations. Party B agrees that Party A or the third party designated by Party A may withhold and remit the personal income tax on his or her labor remuneration when paid. If for Party B’s reasons, Party A fails to withhold and remit the personal income tax in time or Party B fails to pay the personal income tax in full in a timely manner, resulting in losses to Party A, Party B shall be liable to compensate therefor, and such liability of Party B for compensation does not exclude his or her responsibility to pay the personal income tax.

8. Unless required by laws and regulations, Party A shall have no obligation to pay Party B any additional wages, benefits or subsidies other than those specified in this Contract (including any appendices hereto).

9. Others：

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Article 6      Social Insurance and Benefits

1. Party A and Party B shall participate in social insurances under laws and pay social insurance premiums on schedule; and Party B’s personal contribution to the social insurance premiums shall be withheld and remitted by Party A from Party B’s salary.

2. Party B’s entitlement to statutory holidays, annual leave, wedding and funeral leaves, treatment of female employees during pregnancy, childbirth, and breastfeeding, and the payment of economic compensation to Party B when the Labor Contract is rescinded (terminated) are all subject to relevant laws, regulations, rules and policies, as well as the regulations formulated by Party A under laws.

3. Party B’s medical treatment period and work-related injury treatment shall be subject to relevant laws, regulations, rules and policies.

Article 7      Labor Disciplines

1. Party A shall have the right to formulate or revise its internal rules and regulations in accordance with Chinese laws from time to time in line with the needs of its operation and management

2. Party B must abide by the rules and regulations formulated by Party A and the group to which it is affiliated (or Wuhan Lotus Technology Co., Ltd. in the absence of such group), strictly abide by the work system and work norms, care for Party A’s property, abide by professional ethics, and actively participate in the trainings organized by Party A to improve his or her ideological level and professional skills.

3. If Party B violates the labor disciplines of Party A and the group to which it is affiliated (if there is no such group, Wuhan Lotus Technology Co., Ltd. shall apply), Party A may impose necessary disciplinary sanctions in accordance with the rules and regulations, including the termination of this Contract.

Article 8      Intellectual Property Rights

I. Definitions

Unless otherwise specified in this Contract, the following terms shall have the following meanings:

1. “Disclosing party” means Wuhan Lotus Technology Co., Ltd. and its subsidiaries or affiliates. “Receiving party” means Party B, which is the party that obtains or has access to the disclosing party’s business secrets, confidential information and any information related to intellectual property rights based on this Contract or working or serving for the disclosing party, or otherwise authorization or appointment by the disclosing party.

2. “Intellectual property rights” means patents, trademarks, copyrights, industrial designs, know-how, trade secrets, integrated circuit layout designs and/or other rights that are considered intellectual property rights under applicable laws, as well as the corresponding subject matter , power, application right and right to request protection, etc.

3. “Service-related intellectual achievements” means any and all ideas, reverse knowledge, concepts, inventions, discoveries, improvements, prototypes, software, programming codes, catalogs, texts, or works of art, know-how, structures, designs, formulas, algorithms, methods, equipment, products, processes, systems and technologies at any stage of development, as well as any and all patents, pending patents, utility models, designs, copyrights, moral rights, trademarks, trade secrets and any other intellectual property rights therein, including any and all improvements, modifications and derivative works, conceived, created, developed and put into practice by Party B individually or jointly with others,

(1) during the period when Party B is performing his or her own work, or performing tasks assigned by Party A outside of his or her own work, and within one year after Party B retires, is transferred from Party A, or terminates the labor or personnel relationship (or employment relationship) with Party A, related to his or her own work in Party A or the tasks assigned by Party A, and/or

(2) for which Party B utilizes the material and technical conditions of Party A or the disclosing party during the period of service for Party A, no matter whether it is during working hours or in the workplace of Party A or the disclosing party, as well as the rights and related claims to the foregoing in accordance with the laws of any region.

II. Attribution of Rights

1. In order to clarify the attribution of intellectual property rights, Party B shall consciously avoid disputes between his or her former employer and Party A or the disclosing party on intellectual property rights because of Party B, and shall truthfully disclose to Party A the intellectual property rights between him or her and his or her former employer when joining Party A, and such information should be truthfully recorded in the Dossier Form filled out by Party B when he or she joins Party A.

2. The intellectual property rights and/or confidential information created by Party B during his or her work for Party A are exclusively owned by Party A or its designee. Party B understands and agrees that the service-related intellectual achievements are all service inventions and are owned by Party A. Party B shall transfer, and assist in the transfer of, the service-related intellectual achievements to Party A or its designee in accordance with this article.

3. Party A agrees that the intellectual property rights and/or confidential information created by Party B on non-service and non-service-related matters are owned by Party B. Where some intellectual property rights or confidential information use Party A’s equipment, instruments, materials, information, working hours, intellectual property rights or other tangible and intangible resources, such intellectual property rights and/or confidential information are still owned by Party A or its designee, and Party B shall cooperate in the transfer of such intellectual property rights and/or confidential information to Party A or its designee in accordance with the provisions of the Subparagraph 4 below.

4. Regardless of whether Party B is employed by Party A or leaves from Party A, he or she shall unconditionally assist Party A or its designee to apply for, obtain and register the intellectual property rights in various countries and regions, including but not limited to signing (or sealing) applications, affidavits, and instruments of transfer and other legal documents, providing information related to the application, protection and litigation in connection with such intellectual property rights, and discussing the intellectual property applications with Party A’s staff responsible for intellectual property rights. Where Party B fails to sign (or seal) any of such legal documents, Party B agrees to authorize Party A or its designee to sign various relevant legal documents on behalf of Party B in accordance with this Contract.

III. Obligations of, and Incentives and Remuneration to Party B

1. Disclosure, transfer and licensing of service-related intellectual achievements

(1) Party B shall promptly disclose in writing to Party A (not to others) all intellectual achievements related to the service, regardless of whether they are patentable or obtain protection of trade secrets, trademarks, and copyrights. Party B must further disclose to Party A (not to others) the identity of the co-creators (if any) of all service-related intellectual achievements. Party B must honestly and accurately state the identity the creators in accordance with company policies and guidelines. In addition, Party B shall, within ten (10) days after the creation of the relevant content, disclose to Party A in writing any ideas, reverse knowledge, concepts, inventions, discoveries, improvements, prototypes, software, catalogs, texts or works of art, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and techniques at any stage of development outside the scope of the aforesaid “service-related intellectual achievements” involved during his or her work for Party A.

(2) Party B shall make and keep written records for a sufficient period of time on all service-related intellectual achievements. Records shall be in notes, sketches, drawings and any other form on any medium specified by Party A. Records shall be readily available to Party A and remain the exclusive property of Party A at all times. Records shall be made in good and legible form, dated and signed as requested by Party A.

(3) Party B agrees not to do anything that may endanger or impair Party A or the disclosing party to obtain the registration of trademarks, patents and copyrights for the service-related intellectual achievements that are attributable, transferred or licensed to Party A or its designee under this Contract, including but not limited to disclosing information about the service-related intellectual achievements in any way and form without the prior written permission of Party A, so as to damage the patentability, or the secrecy of the corresponding technology, required to obtain intellectual property registration.

(4) Party B agrees and confirms that all inventions and creations shall be regarded as “service inventions and creations”. If any invention-creation is not regarded as a “service invention-creation” created by Party B for Party A in accordance with the applicable law, Party B agrees to transfer, and make automatically transferred upon completion of creation, to Party A or its designee without further compensation all rights, qualifications and interests (in all countries and jurisdictions) to such invention-creation (including all intellectual property rights contained in the invention and their extension and renewal), including the right of prosecution and claim of any previous infringement and encumbrances. Such transfer and assignment shall be applicable to any and all inventions and creations completed by Party B during the entire employment period at the beginning of the development of the relevant inventions and creations. The service-related intellectual achievements shall be solely owned by Party A, regardless of whether they are patentable, copyrightable or trademarkable, or are in the stage of commercial development.

(5) If, in accordance with the relevant laws, Party B is unable to transfer the rights, qualifications and interests of any of the aforesaid service-related intellectual achievements, or the transfer thereof has not been approved by or registered with the relevant government authority, Party B shall grant an exclusive (even excluding Party B itself), irrevocable, perpetual, transferable, sublicensable and royalty-free license under relevant service-related intellectual achievements to Party A and its successors and assigns.

(6) To the extent permitted by law, the transfer of service-related intellectual achievements includes, but is not limited to, the transfer of authorship right, integrity right, publication right, cancellation right, and other rights that may be considered “moral rights”, “personal rights” or similar rights (collectively, “moral rights”). If Party B reserves any moral rights in accordance with applicable laws, Party B hereby authorizes and agrees that Party A may perform, or permit others to perform, any actions related to any moral rights, and Party B confirms that he or she will not claim moral rights for such actions. At the request of Party A, Party B will confirm such authorizations, consents and approvals from time to time. Notwithstanding the foregoing provisions, Party B agrees that Party A, its successors and its licensees do not need to indicate that Party B is the creator of the service-related intellectual achievements.

(7) Party B confirms and agrees:

a. Party B has no objection to the disclosure, use and commercial exploitation of relevant intellectual achievements by Party A or its successors, assigns or licensees;

b. Party A or its successors, assigns or licensees may re-innovate the invention-creation in the way it thinks fit, and disclose and dispose of the invention-creation (technical re-innovation) without consent of anyone or without payment to anyone. In addition to the foregoing provisions, Party A shall have the exclusive right to commercialize, prepare and sell products or services based on the invention-creation itself, its sub-licensing, its re-innovated technology and otherwise exploitation and use thereof.

(8) Party B agrees to unconditionally assist Party A in protecting such service-related intellectual achievements in various ways that Party A deems requisite or necessary, whether on-the-job or off-job, including but not limited to, taking necessary measures to obtain, maintain and exercise patent rights or other applicable registered rights, and transfer all rights to Party A or any of its affiliates. If due to Party B’s incapacity or for any other reasons, Party A is unable to make Party B sign documents, and these documents are required to apply for, legally perform, obtain or exercise any patent rights, copyrights or other rights and claimed methods related to the service-related intellectual achievements, Party B hereby irrevocably agrees that Party A may authorize persons it considers appropriate, including but not limited to its officers or agents, to sign corresponding documents and implement all acts permitted by law on behalf of Party B, to promote the application, issuance and exercise of such patent rights, copyrights, trademark rights or other rights and claimed methods under laws, and the legal effect of such signing on behalf of Party B is equivalent to that of signing by Party B.

2. Rewards and remunerations to inventors and creators

(1) Party B confirms that the wages, salaries and other remunerations received from Party A constitute reasonable and sufficient rewards and remunerations for any inventions and creations attributed, transferred or licensed to Party A by Party B, a participant in the creation or development of such inventions and creations, in accordance with this Contract or the applicable laws.

(2) Notwithstanding the provisions of Subparagraph (1) above, in order to encourage inventions and creations and reward Party B’s contribution to the creation or development of inventions and creations, Party A may give Party B appropriate rewards and remuneration for inventions and creations at its discretion. Discretionary rewards and remuneration shall be paid in accordance with applicable and effective company policies.

(3) Party B hereby waives any and all claims of any nature against Party A and its affiliates, assigns and licensees in respect of any of the following items now or in the future:

a. infringement upon any patent, utility model, design, trademark or copyright;

b. additional rewards or remunerations related to the inventions and creations; or

c. any other claims arising from any application for registration of patents, utility models, designs, trademarks or copyrights attributable, assigned or licensed to Party A in accordance with this Contract.

IV. Others

1. When performing duties for Party A, Party B shall not arbitrarily implement any acts that may infringe upon the intellectual property rights of others.

2. During the performance of this Labor Contract, where Party B infringes upon the intellectual property rights of a third party in violation of this Contract, Party B shall assume the corresponding liability for compensation. If such infringement upon the intellectual property rights of the third party results in damage to Party A, including but not limited to prosecution against Party A, Party B shall be liable to compensate for the expenses arising therefrom, including but not limited to court costs and attorney fees.

3. The intellectual property rights created by Party B within one year from the date of resignation from Party A and related to the same or similar work in Party A are owned by Party A, and Party B shall submitted the same to Party A in writing at any time. If there is any doubt about the ownership of any intellectual property rights, Party B shall first negotiate with Party A in good faith to confirm the ownership of such rights. Before the ownership of such rights is confirmed, Party B shall not apply for, register or register, or allow others to apply for, register or register, such intellectual property rights in the name of itself or others, nor shall Party B have any act that may impair the acquisition, application or registration of such the intellectual property rights.

Article 9      Confidentiality

In view of the fact that Party B may get access to the confidential information of Party A and related parties based on work or business needs during his or her work for Party A or Party A’s affiliates (collectively, “Party A”), Party B fully understands that such confidential information is trade secrets in connection with the operation and technology of Party A, and that Party A may have strict confidentiality obligations to other related parties with regard thereto, and that the disclosure and illegal use of such confidential information will cause heavy losses to and material impacts on Party A. To this end, Party B agrees to treat such confidential information in strict confidence and abide by the following provisions:

1. Scope of confidential information

Confidential information includes but is not limited to: research and development information, technical indicators/plans/documents/reports, process flow, design sketches, drawings, pictures, databases, research and development records, test reports, test data, test results, samples; customer information, supplier information, contracts (including contracts to be executed or business negotiations related thereto), marketing plans, implementation plans, procurement information, costs, price data, pricing policies, distribution channels, operating/marketing data, merchandising and sales techniques, product information; financial and audit information, human resource information, legal affairs information; strategic policies, financial plans, long-term plans, financing plans, business plans; scientific research, training methods, new products, new uses of old products, licenses, software programs, computer programming, technical secrets, etc. The specific categories are as follows:

(1) All non-public, confidential, proprietary information, data and documents, including but not limited to:

a. the Company’s important meeting resolutions, such as board meeting resolutions and meeting minutes, shareholders’ meeting minutes and other materials;

b. the Company’s major decision-making materials, such as product development, substantial equipment investment, material personnel adjustments and other materials and information;

c. the Company’s development strategy deployment and development planning;

d. capital operation planning and planning scheme, and status quo thereof;

e. the Company’s important personnel information, wages, salaries and benefits policies;

f. contract materials, business negotiation minutes; and

g. other materials and information that may put the Company in a disadvantageous position in competition if disclosed to the outside world.

(2) Technical data and information, including but not limited to:

a. non-patent technical achievements, technical data, manuals, and design drawings;

b. product production process and flow, equipment and technical information;

c. test and experimental data of new products and new materials;

d. product formulas and research reports;

e. computer programs, data, configuration files, user accounts, passwords;

f. product pictures and other materials that have not been released to the public;

g. intellectual property rights such as computer software copyrights, patent rights, trademark rights, and copyrights that are being applied for or already obtained, and products formed by such intellectual property rights; and

h. technical ideas, technical solutions, research results and other intellectual property rights that have been proposed, put into research and implementation.

(3) Business materials, information, opportunities or advantages, including but not limited to:

a. marketing strategies and methods, sales information and customer list, product price list;

b. supply, sales, service channels and information and lists of each channel;

c. investment and financing plans and programs;

d. advertising strategies and planning plans;

e. unique or proprietary management experience and management advantages;

f. financial accounting information and statements on turnover, profit, taxation, cost, etc.;

g. production costs and implementation of production and business plans; and

h. business terms and cooperation models in major transaction agreements.

(4) Marketing data and information, including but not limited to:

a. sales volume, ranking, market share and other data of each vehicle model in each year and each province;

b. monthly and annual shipments, orders and other data of all vehicle models;

c. overall sales performance, sales data, user data, and report database;

d. the sales volume, ranking, market share and other data of competing vehicles of each model in each province and each year;

e. various analysis, special reports and other information based on marketing data; and

f. all customer data and information.

(5) Information on new products (products not released to the public), including but not limited to:

a. product or product model pictures and other related materials not released by Party A;

b. experiments and experimental data of new products and materials;

c. all research and development and production-related information, such as the processes, formulas and research reports of the new products;

d. Party A’s new product launch plans, publicity plans and materials;

e. all information and materials about new products from Party A before the release or launch of new products, including but not limited to training information and materials, research information and materials, etc.; and

f. new product benchmarking vehicle information.

2. Confidentiality period

Party B agrees to treat in confidence the confidential information of Party A and related parties that have not lifted the confidentiality measures during his or her work for Party A and after the labor relationship is rescinded or terminated (regardless of the reasons and methods for the dissolution or termination of Party B’s labor relationship with Party A), subject to the confidentiality obligations below.

3. Confidentiality obligations

(1) Acquisition of confidential information

a. Party B has fully understood that the direct disclosure of confidential information by Party A or related parties to Party B is the only legal way for Party B to obtain confidential information. Without authorization or consent, Party B shall not take the initiative to inquire or obtain any confidential information that Party A or related parties have not directly disclosed to Party B from other employees who have obtained information disclosure, including but not limited to consulting in whatever form the relevant documents, computers and other information carriers of the persons who have obtained information disclosure, or taking the initiative to request such persons to disclose confidential information to Party B.

b. Without the authorization or consent of Party A, Party B shall not duplicate or record the confidential information by audio recording, video recording, photographing or any other means, nor shall he or she duplicate or transfer such confidential information to a private or third-party devices and carriers that are out of the supervision of Party A and the protection of security measures.

(2) Use of confidential information

a. The confidential information obtained by Party B shall be only used within the scope of Party B’s responsibilities and requisite and necessary for Party A’s business development, and Party B shall not use such confidential information to provide services for Party B itself or any other third party or for any purpose that is not for the benefit of Party A.

b. Party B shall only use the obtained confidential information on the office premises and storage tools approved by Party A, and shall take cautious and necessary security measures to protect thereof.

Party B shall take necessary security measures for confidential information and storage tools in accordance with Party A’s information security management system, including but not limited to the following requirements:

a. Do not use mobile media to copy the confidential information without the approval of Party A;

b. Do not privately create a shared folder for other unapproved personnel to share, use and download confidential information;

c. Do not use unauthorized applications to transmit confidential information, such as FTP/QQ/WeChat and other applications;

d. Passwords should be set for confidential information storage tools, and it is forbidden to use public cloud storage to store confidential information, such as Baidu Cloud/Youdao Cloud/360 Cloud, etc.;

e. Do not send the confidential information to a private mailbox or upload it to the public network;

f. It is strictly forbidden to print confidential information without permission;

g. Without permission, it is not allowed to use devices to take pictures, videos, or audio recordings of confidential information; and

h. It is an obligation to carefully keep the hardware assets that store confidential information to prevent loss or theft for personal reasons; in case of loss or theft, Party B shall promptly report to Party A after discovering the loss or theft, and actively assist Party A in recovering the lost or stolen articles.

(3) Disclosure of confidential information

During his or her work for Party A, without authorization or consent, Party B shall not directly or indirectly discuss, communicate, disseminate, output or disclose confidential information with or to any other person or unauthorized colleagues or employees.

(4) If Party A and Party B decide to rescind/terminate the labor relationship for any reason or if the confidential project has been terminated/completed, when the labor relationship is rescinded/terminated or the confidential project is terminated/completed, Party B shall return or destroy all confidential information and materials as required by Party A, including but not limited to facilities, documents, data, notes, reports, checklists, drawings, programs, materials, software, models, mobile storage tools, devices and reproductions or abstracts in any form that record confidential information. Meanwhile, Party B shall issue a written undertaking to Party A that he or she has performed the provisions of this article, and that he or she has not duplicated or retained confidential information in any form. After the dissolution/termination of the labor relationship between both parties or the termination/completion of the confidential project, Party B shall not use or disclose the known confidential information in any way or for any reason.

(5) In order to prevent Party B from using or disclosing confidential information without permission, and to protect Party A’s rights to confidential information, Party B agrees that Party A shall take all other security measures that are legally compliant and deemed necessary or justified by Party A.

4. Liabilities for default

(1) If Party B fails to perform the confidentiality obligations specified herein or uses the known confidential information to directly or indirectly seek benefits, regardless of whether it causes losses to Party A, Party B shall be liable for default. If Party B is in default, he or she shall pay Party A liquidated damages on a lump-sum basis, which is equivalent to [100%] of the total wage income obtained by Party B from Party A in the 12 months immediately prior to the rescission or termination of this Labor Contract; and Party A shall have the right to require Party B to delete or return the confidential information that has been acquired, duplicated, recorded, or transferred. Meanwhile, Party B shall return all the proceeds obtained due to his or her default and compensate Party A for all losses arising therefrom (including but not limited to Party A’s direct losses, compensation and liquidated damages paid to related parties, and court costs, reasonable attorney fees, necessary evidence collection expenses, etc. incurred for claiming compensation for damages).

(2) Party B further reiterates that he or she has deeply realized that the confidentiality obligation contained herein is one of the important confidentiality systems of Party A. If Party B obtains, uses, or discloses confidential information in default of this Contract, or fails to return/destroy confidential information as requested by Party A, it shall be deemed as a serious violation of Party A’s rules and regulations. Party A shall have the right to impose first to fourth degrees of punishments on Party B in accordance with Party A’s information security reward and punishment system, based on the severity of Party B’s circumstances. If the circumstances are serious, Party A shall have the right to terminate the labor relationship with Party B in accordance with Article 39 of the Labor Contract Law of the People’s Republic of China.

(3) When the labor relationship between both parties rescinded/terminated or the confidential project is terminated/completed, if Party B fails to return or destroy all confidential information as required by Party A or refuses to issue a written undertaking to Party A, Party A shall have the right to refuse to pay any economic compensation (if any), and take necessary legal channels to require Party B to perform these provisions.

(4) Party B is aware that illegally disclosing, using, or allowing others to use, Party A’s confidential information in violation of this Contract will result in civil liabilities, administrative punishments, and even criminal liabilities in accordance with relevant provisions of the Criminal Law of the People’s Republic of China, Civil Code of the People’s Republic of China, Law of the People’s Republic of China for Countering Unfair Competition, Data Security Law of the People’s Republic of China, and Personal Information Protection Law of the People’s Republic of China. In the event of actual or potential default by Party B, Party A shall have the right to file a lawsuit with any competent court or request the public security organ to initiate criminal procedures to prevent any actual or potential breach of this Contract.

5. Others

(1) Any waiver of any rights under this article shall not be effective until it is contained in a written document signed by both parties.

(2) This article shall survive the dissolution or termination of the labor relationship between Party B and Party A.

Article 10      Non-competition

In view of the fact that Party B has gotten (or may get) access to, acquire and know the business secrets and other information of Party A and Wuhan Lotus Technology Co., Ltd. and their subsidiaries or affiliates (including but not limited to shareholders, subsidiaries, branches, joint ventures, collectively, “affiliates” below) and is obliged to treat the same in confidence, in order to protect the legitimate rights and interests of both parties hereto, pursuant to the Law of the People’s Republic of China for Countering Unfair Competition, Labor Contract Law of the People’s Republic of China and relevant national and local laws and regulations, Party A and Party B, based on the principles of equality, free will and integrity, have reached an agreement on the following provisions after negotiation:

1. Scope, territory and period of non-competition

(1) Scope of non-competition: See relevant content specified in Paragraph 4 of this article.

(2) Territory of non-competition:

a. The countries and regions covered by the business of Party A and Wuhan Lotus Technology Co., Ltd. and its subsidiaries or affiliates (collectively, “Lotus”) (including overseas operations); and

b. Countries and regions covered by the companies competing with Party A and Lotus (including overseas).

(3) Period of non-competition: the term of the Labor Contract executed by both parties and two years after Party B resigns from Party A.

2. Non-competition compensation

(1) Calculation of non-competition compensation

In view of the fact that Party B must abide by the non-competition obligations as specified herein, as compensation, Party A agrees to pay monthly non-competition compensation at the following agreed standards: 30% of the average monthly salary that Party B received from Party A in the 12 months immediately prior to the rescission or termination of the Labor Contract, and not lower than the local minimum wage standard.

(2) Terms of payment of non-compete compensation

a. Party B completes the resignation procedures as required by Party A, and informs Party A in writing of where he or she will go after resignation. Regarding the non-competition obligations as specified herein, Party A shall pay Party B the corresponding non-competition compensation in accordance with the law from the next day after the dissolution/termination of the labor relationship between both parties.

b. During the non-competition period after resignation, Party B shall provide relevant materials to Party A in accordance with the provisions of Subparagraph (8) of Paragraph 4 of this article and the requirements of Party A, and Party A shall confirm after receiving relevant materials from Party B, and pay the non-competition compensation to Party B upon confirmation.

c. Such payments shall be transferred to Party B’s latest bank account used to collect wages prior to Party B’s resignation.

d. Where Party B refuses to accept, waives, or refuses to receive the non-competition compensation, or where Party A cannot normally issue the non-competition compensation for Party B’s reasons (including but not limited to maliciously canceling the bank account for receiving the non-competition compensation, changing the account without notifying Party A in time, etc.), the losses caused thereby shall be borne by Party B, and Party B shall not be exempted from the non-competition obligations.

3. Obligations of Party A

(1) If Party B performs the non-competition obligations in accordance with the requirements of Party A within the non-competition period after resignation, Party A shall pay non-competition compensation to Party B in accordance with the provisions of Paragraph 2 above.

(2) Although Party A has required Party B to perform the non-competition obligations, Party A may still decide, at its own discretion, whether to require Party B to stop performing the non-competition obligations within the non-competition period.

4. Obligations of Party B

(1) During the non-competition period as specified herein, Party B shall not engage in the following activities, whether long-term or temporary, paid or unpaid, full-time or part-time, direct or indirect:

a. Being employed by the entities or individuals that compete with Party A and Lotus for business (as defined in the relevant provisions below in this paragraph);

b. Acting as a director, supervisor, partner, manager, consultant, representative, agent of an entity or individual that competes with Party A and Lotus, or providing labor, consulting or services in any other capacity to an entity or individual that competes with Party A and Lotus; and

c. Self-investment (“investment” referred to in this article does not include financial investment (financial investment means that the investor does not participate in the actual operation and management of the investee nor appoint directors, the same below) in or operating competing business, whether or not in the form of a company or other organization.

(2) “Competing business” used in this Contract means:

a. the same or similar business as Party A’s principal business; and

b. the same or similar business as Lotus’s vehicle manufacturing and power system, three-electric system, Internet of Vehicles, smart travel, and autonomous driving (including but not limited to research and development, procurement, manufacturing and sale).

(3) Party B agrees that during the non-competition period, he or she shall truthfully disclose to Party A the company where he or she works or serves, or the business or investment or business activities that he or she is engaged in. If Party A notifies Party B that the company that Party B will work or serve for or the business or investment or business activities that Party B will be engaged in competes with Party A and Lotus, Party B agrees not to work or serve for such company, or not to be engaged in such business or investment or business activities.

(4) Party B shall not, directly or indirectly, persuade, induce, solicit, encourage, or otherwise help others to procure, any customers, suppliers, licensees or licensors of Party A and its affiliates or any other individuals or entities (including any potential customers, suppliers or licensees) that have actual or potential business relationship with Party A or its affiliates to terminate or otherwise change the business relationship with Party A or its affiliates; nor shall he or she introduce the customers of Party A and its affiliates to other entities and individuals, harming the interests of Party A and its affiliates.

(5) During his or her work for Party A or after resignation, Party B shall not, directly or indirectly, persuade, induce, solicit, encourage, or otherwise help others to induce, any employees of Party A and its affiliates to resign or to work for other entities, which will harm the legitimate interests of Party A and its affiliates, whether it is for the benefit of himself or herself or any other individuals or entities.

(6) Party B agrees that the non-competition compensation referred to in this article is a fair and reasonable compensation for the restrictions he or she suffers during the non-competition period. Party B will not seek or require any other compensation for performance of his or her obligations under this clause.

(7) Party B shall ensure that the information on the bank account used to collect non-competition compensation as specified in Paragraph 2 above is true and accurate, such bank account shall remain valid during the non-competition period, and Party B shall not report the loss of it or cancel it at will, If such bank account is canceled, becomes invalid or is in other circumstances that may prevent Party B from receiving the non-competition compensation paid by Party A within the non-competition period, Party B shall notify Party A in writing within 2 working days of the occurrence of such circumstances.

(8) Party B shall strictly abide by and ensure the effective performance of the obligations as specified herein. Party B shall disclose in writing his or her whereabouts. During the non-competition period, Party B shall disclose to Party A his or her new employment information (including but not limited to complete information on the new employer or the business, investment and business activities engaged in, his or her duties, position, work content in the new employer, the business scope of the new employer or the services it provides, his or her effective contact information, direct or indirect investment (including but not limited to investment in the name of Party B’s relatives/friends, equity holding, partnership with others, etc.)) within [7] days after starting any new employment, labor relationship, investment or service engagement with any other third party; meanwhile, Party B shall provide Party A with the tax payment certificate of the People’s Republic of China, the monthly social security payment certificate and other relevant materials that may prove that Party B has not violated the non-competition. Party A reserves the right to conduct necessary and reasonable investigation and verification of relevant information after receiving the information provided by Party B, including but not limited to further learning relevant information from Party B, requesting Party B to provide relevant supporting documents or certificates, and conducting verification and verification with relevant entities or organizations, and confirming with relevant entities and their personnel together with Party B. In this case, Party B shall be obliged to do its utmost to cooperate therein under the principle of good faith.

Party A shall have the right not to pay the non-competition compensation after verifying that the relevant information provided by Party B is false. In such circumstances, Party B is not exempted from the non-competition obligations, nor will it be understood in any form as Party B’s right to terminate the non-competition agreement early. In addition, where Party A still continues to pay the non-competition compensation to Party B for any reason, it cannot be understood as Party A’s confirmation or recognition that Party B has fully performed the non-competition obligations, or Party A’s acquiescence in Party B’s violation of the non-competition obligations.

(9) Before Party B starts any new employment, labor relationship or service engagement, Party B shall also notify the new employer in writing of Party B’s non-competition obligations to Party A, and shall provide Party A with a copy of the notice to the new employers of his or her non-competition obligations to Party A and a record of giving such notice.

(10) Unless otherwise specified by law, Party B shall not unilaterally terminate its non-competition obligations without the mutual agreement of both parties.

(11) In addition to the foregoing non-competition obligations, the intellectual property rights and confidentiality clauses specified in this Contract are still valid and binding after Party B resigns from Party A, and will not be released or waived due to Party B’s resignation or for other reasons.

5. Liabilities for default

(1) If Party B fails to perform the obligations specified in this article, he or she shall. within 30 days from the date Party A gives the notice, refund the non-competition compensation paid by Party A in full on a lump-sum basis, and pay Party A liquidated damages on a lump-sum basis, which is equivalent to 200% of the total wage income that Party B received from Party A in the 12 months immediately prior to the termination of this Labor Contract. Meanwhile, the proceeds from Party B’s default shall belong to Party A, and Party B shall be liable for compensation if Party A suffers losses therefrom (including but not limited to the loss of paying taxes and other losses, etc.).

(2) Reasonable expenses (including but not limited to attorney fees, investigation expenses, appraisal fees and other legal fees) paid by Party A for investigating Party B’s default are not included in the liquidated damages, which shall be otherwise assumed by Party B.

(3) If Party A or its affiliates reach a separate agreement with Party B on Party B’s performance of non-competition obligations based on other arrangements (including but not limited to equity incentive plans, etc.), Party A’s investigation into Party B’s liability for default based on this article does not affect Party A’s and its affiliates’ further investigation into Party B’s relevant liabilities for default based on other contractual agreements.

6. Others

If the agreement on dissolution/termination of the labor relationship or the resignation certificate clearly states that Party B does not need to perform non-competition obligations, this article will automatically become invalid and have no binding force on both parties. In this case, Party A does not need to pay any non-competition compensation to Party B, and Party B shall also have no right to claim any form of non-competition compensation from Party A.

Article 11      Change, Rescission, Termination and Renewal of this Contract

1. If there is a major change in the objective conditions on which this Contract is based, which makes it impossible to perform this Contract, the relevant content of this Contract may be changed after mutual agreement between Party A and Party B.

2. If Party B is in one of the following circumstances, Party A may terminate this Contract at any time without paying any economic compensation:

(1) During the probationary period, it is proved that Party B does not meet the recruitment conditions; and if in the following circumstances, an employee is deemed failure to meet the recruitment conditions:

a. failing to pass the entry physical examination or failing to truthfully fill in the health status when on board, such as having a history of epilepsy or family history, or having infectious diseases;

b. being unqualified to work in China (in respect of a foreigner);

c. failing to participate in new employee training or failing to pass the training test;

d. rejecting the performance appraisal or failing to pass the performance appraisal during the probationary period;

e. being in violations of labor disciplines up to the second or higher degree during the probationary period;

f. having dishonest acts such as fraud and concealment when entering into the labor contract, the fraudulent acts include but are not limited to the employee’s providing false personal information; concealing any material information that is sufficient to affect whether the Company concludes a contract with him or her; failing to pass the Company’s credit investigation, such as providing false academic qualifications, age, work experience, identity certificates, and resignation certificates, having a non-competition agreement with the former employer and, within the scope of restrictions, concealing any legal punishments (including but not limited to criminal punishment, public security administration punishment) or being imposed with disciplinary action by the former employer, concealing the outstanding public funds owed to other enterprises or companies;

g. during the probationary period, having any acts in violation of national laws and regulations, or of being detained by judicial organs (including administrative detention, criminal detention, judicial detention, et.), or being sheltered for investigation, arrested and treated with other coercive measures, or being punished by public security, or being investigated for criminal liabilities; and

h. other circumstances that do not meet the recruitment requirements:                    /

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(2) Using fraud, coercion or taking advantage of Party A’s hardship to make Party A enter into or change the Labor Contract against its true intention;

(3) Serious violation of the rules and regulations of Party A;

(4) Serious dereliction of duty, malpractice for personal gain, causing heavy damage to the interests of Party A;

(5) Establishing a labor relationship with another employer concurrently, which seriously affects the completion of Party A’s work tasks, and refusing to make corrections upon Party A’s request; and

(6) Being investigated for criminal liabilities under law.

3. If Party B is in one of the following circumstances, Party A may terminate the Labor Contract by giving a 30-day notice to Party B in writing or after paying Party B an additional month’s salary in lieu of notice:

(1) Party B suffers from illness or non-work-related injury, and cannot engage in the original job after the prescribed medical treatment expires, nor may he or she engage in another job arranged by Party A;

(2) Party B is incompetent for the work specified herein, and is still incompetent for the work after training or job adjustment; and

(3) There is a major change in the objective conditions on which this Labor Contract is based, which makes it impossible to perform this Contract, and after negotiation between Party A and Party B, no agreement has been reached on the modification of the Labor Contract.

4. If Party B is in any of the following circumstances, Party A shall not terminate the Labor Contract in accordance with the provisions of Paragraph 3 of this article and Article 41 of the Labor Contract Law:

(1) Failing to undergone off-post occupational health examinations after being engaged in operations exposed to occupational disease hazards, or being in the period of diagnosis or medical observation as a suspected occupational disease patient;

(2) Suffering from an occupational disease or work-related injury at Party A’s premises and is confirmed to have lost or partially lost the ability to work;

(3) Having sickness or non-work-related injury and being still in the prescribed medical treatment period;

(4) (In the case of a female employee) being in pregnancy period, maternal period, or lactation period;

(5) Having worked continuously for Party A for fifteen years and less than five years away from the statutory retirement age; and

(6) Other circumstances specified by laws and administrative regulations.

5. If Party A is in any of the following circumstances, Party B may terminate the Labor Contract:

(1) Failing to provide labor protection or working conditions in accordance with the Labor Contract;

(2) Failing to pay labor remuneration in full and in time;

(3) Failing to pay social insurance premiums for Party B under law;

(4) Party A’s rules and regulations violate the provisions of laws and regulations and damage the rights and interests of Party B;

(5) Using fraud, coercion or taking advantage of Party B’s hardship to make Party B enter into or change the Labor Contract against his or her true intention; and

(6) Other circumstances in which Party B may terminate the Labor Contract in accordance with laws and administrative regulations.

6. If Party B intends to terminate the Labor Contract, he or she shall notifying Party A in writing 30 days in advance in accordance with laws and regulations; and if in the probationary period, Party B may terminate the Labor Contract by notifying Party A three days in advance.

7. If both parties terminate the Labor Contract, Party B shall complete the work handover and departure audit (if necessary) in a timely manner in accordance with laws and regulations and Party A’s relevant rules and regulations. If Party B fails to follow Party A’s requirements for work handover and departure audit (if necessary), thereby causing losses to Party A, or if, after Party B’s resignation, Party A is discovered to have suffered losses for Party B’s personal reason, Party B shall be liable to compensate therefor.

8. Party A and Party B may terminate the Labor Contract upon consensus through negotiation.

9. This Labor Contract will terminate if：

(1) The term of the Labor Contract expires;

(2) Party B begins to be entitled to the basic pension insurance benefits in accordance with law or attains the statutory retirement age;

(3) Party B dies, or is declared dead or missing by the people’s court;

(4) Party A is declared bankrupt in accordance with law;

(5) Party A is revoked of business license, ordered to close down, canceled or Party A decides to dissolve in advance; or

(6) Other circumstances specified by laws and administrative regulations.

10. When the labor contract expires, the Labor Contract may be renewed upon consensus through negotiation by both parties.

Article 12      Other Matters Agreed (or Need to Be Explained) by Both Parties

1. Both parties confirm that: when Party A recruits Party B, Party A has truthfully introduced to Party B the work content, work location, working conditions, occupational hazards, safety production, labor remuneration, and other information that Party B requires to know, and Party B has known the same.

2. Party B undertakes to read and study Party A’s rules and regulations carefully (including but not limited to those on attendance, transfer, performance, salaries, compliance, information security and labor disciplines, etc.) through the publicity methods and channels of Party A and Wuhan Lotus Technology Co., Ltd. and their subsidiaries or affiliates (including but not limited to on-board training, employee handbook distribution, rules and regulations training, rules and regulations examination, OA website release, notification by e-mail, bulletin board posting, Geely University Learning Platform learning, Flashing Running publishing, Feishu publishing and Feishu Platform learning, etc.), and Party B abide by them of his or her own accord.

3. The contact information/address, bank account number/bank of Party B set out above are Party B’s address for service of relevant materials and the channel for payment of non-competition compensation to Party B. If there is any change, Party B shall notify Party A in writing within 2 working days from the date of change. Otherwise, Party B’s loss of personal interests and responsibilities arising therefrom shall be irrelevant to Party A and shall wholly rest with Party B, and Party B shall not be exempted from its corresponding non-competition obligations under this Contract.

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Article 13      Liability for Compensation

1. If either Party A or Party B is in default of this Contract and causes economic losses to the other party, the defaulting party shall assume the corresponding liability for compensation.

2. If Party B is in violation of Party A’s work system or rules and regulations, serious dereliction of duty, or engages in malpractice for personal gain, etc. and causes losses to Party A’s production, operation and work, Party B shall assume the corresponding liability for compensation.

Article 14      Supplementary Provisions

1. Affiliates used in this Contract mean legal persons that control Party A, are controlled by Party A, or are under common control of the same third party with Party A; the “control” above means a party’s possession, direct or indirect, of the power to direct or cause the direction of the management, operation and policies of another party, or of the power or influence to appoint a majority of another party’s board of directors (or equivalent authority) or manage the business of another party, whether through the ownership of voting securities, by contract, or otherwise.

2. If any provisions of this Contract conflict with national laws and regulations, the national laws and regulations shall prevail.

3. If a dispute arises during the performance of this Contract, both parties may negotiate to settle it. If the negotiation fails or both parties are unwilling to negotiate, both parties should submit the dispute to the competent labor dispute arbitration committee in the place where Party A is located for arbitration.

4. This Contract shall take effect on the date of execution by both parties. The change of the nature of Party A’s enterprise or the change of legal representative of Party A shall not affect the legal effect of this Contract. If the oral or written agreement between Party A and Party B conflicts with this Contract, this Contract shall prevail. Changes to the content of this Contract shall be subject to the effective documents signed by both parties (including the “Supplementary Agreement”, the standard for effectiveness is that Party A affixes the official seal/special seal for contracts and Party B signs). Any written/oral undertakings made by Party A’s staff to Party B without the written authorization of Party A shall not be binding on Party A.

5. This Contract is executed in duplicate, with either party holding one respectively.

6. The Special Training Service Period Agreement and relevant rules and regulations legally formulated by Party A constitute an important part of this Contract and shall have the same legal effect as this Contract. If the service period specified in the agreement exceeds the period specified in this Contract, the service period specified in the agreement shall be the service period performed by both parties. If multiple executed agreements specify different service periods, the last service period shall prevail.

7. If there are multiple labor contracts concluded between both parties, the last labor contract executed by both parties shall prevail.

Party A (seal):	Party B (signature):

Date:	(MM/DD/YYYY)	Date:	(MM/DD/YYYY)